UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. _____)

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NEWMARKET CHINA, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

NEWMARKET CHINA, INC.
14860 Montfort Drive, Suite 210
Dallas, TX  75254

NOTICE OF ACTION TO BE TAKEN BY
THE SHAREHOLDERS

May ____, 2008

To The Shareholders of NewMarket China, Inc.

NewMarket Technology, Inc. (the "Majority Shareholder") is the holder of Series A Super Majority Voting Preferred Stock which allows Series A shares to always vote equal to a majority of the common shares of the total issued and outstanding stock of NewMarket China, Inc., a Nevada corporation (the "Company"). The Majority Shareholder intends to adopt the following resolutions by written consent in lieu of a meeting pursuant to the Nevada Revised Statutes.

1.	Authorize the Board of Directors of the Company to cause the Company to amend its Articles of Incorporation to change the Company's name from NewMarket China, Inc. to China Crescent Enterprises, Inc.

Philip Rauch, Chief Financial Officer
__________________

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY, AND YOU
ARE NOT REQUESTED TO SEND US A PROXY.
__________________

NEWMARKET CHINA, INC.
14860 Montfort Drive, Suite 210
Dallas, TX  75254

May ____, 2008

SHAREHOLDERS ACTION

The Majority Shareholder submitted its consent to the shareholder resolutions described in this Information Statement on or about __________________, 2008, to be effective on or about ___________________, 2008. As of _________________, 2008, the Majority Shareholder holds of record _______________ shares of the Company's Series A Preferred Super Majority Voting Stock allowing Series A Preferred to always vote as a majority of the common shares of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several thousand other shareholders.

The Majority Shareholder consists of NewMarket Technology, Inc.

Holders of the common stock of record as of _________________, 2008 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholder is required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by __________________, 2008 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of _______________ shares of common stock and ___________________ Series A Super Majority Preferred Shares will be entitled to vote on the Company's proposed transactions described in this Information Statement.

THE COMPANY AND THE TRANSACTIONS

The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX  75254, and its telephone number is 214-722-3040. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation in order to change the Company's name from NewMarket China, Inc. to China Crescent Enterprises, Inc. (the "Amendment").

The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the Amendment better reflects the Company's current business. The Company is not expected to experience a material tax consequence as a result of the Amendment.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual report and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for December 31, 2007, as well as the 10-QSBs for quarters ending September 30, 2007, June 30, 2007, and March 31, 2007 are available upon request to: John Verges, President, NewMarket China, Inc., 14860 Montfort Drive, Suite 210, Dallas, TX  75254.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JOHN VERGES, PRESIDENT OF THE COMPANY, AT NEWMARKET CHINA, INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TEXAS, TELEPHONE 214-722-3040.  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.